                                                                      EXHIBIT 10

                        AGREEMENT OF PURCHASE AND SALE
                        ------------------------------



                                 by and among

                             BUFFTON CORPORATION,
                              FLO CONTROL, INC.,


                               RUSSELL J. SARNO

                                      and

                            F. C. ACQUISITION, INC.

                        AGREEMENT OF PURCHASE AND SALE
                        ------------------------------



     THIS AGREEMENT (this "Agreement") dated the ______ day of January, 1995 by and among BUFFTON CORPORATION, a Delaware corporation ("Buffton"), FLO CONTROL, INC., a Delaware corporation ("Seller") and F. C. ACQUISITION, INC., a California corporation ("Buyer"). RUSSELL J. SARNO ("Sarno") is joining herein for the limited purposes described in Section 3.10 hereof.



                              W I T N E S S E T H:
                              -------------------


     WHEREAS, Seller is a wholly-owned subsidiary of Buffton; and

     WHEREAS, the Seller is engaged in the business of designing, developing, manufacturing, and marketing at and from the Seller's Premises (as hereinafter defined) injection molded fittings and valves (the "Products") for the pool and spa, commercial and municipal markets (the "Seller's Business"); and

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from the Seller, the Transferred Assets (as hereinafter defined), upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, Seller wishes to delegate to Buyer, and Buyer is willing to assume, specified Assumed Liabilities (as hereinafter defined), on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, Sarno is the sole shareholder of Buyer.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                               PURCHASE AND SALE
                               -----------------

     Section 1.1  Transfer of Assets by the Seller.  On the terms and subject to
                  --------------------------------
the conditions hereof and subject to Section 1.5, at the Closing (as defined in Section 1.7 hereof), Seller shall sell, convey, transfer, assign and deliver ("Transfer") to Buyer, and Buyer shall purchase and acquire all right, title and interest of Seller in and to all rights, properties and assets of Seller, wherever located, used or useful in the Seller's Business, including without limitation all of each of the Seller's right, title and interest in and to the rights, properties and assets described in this Section 1.1, (all such assets to be transferred by Seller are referred to herein collectively as, the "Transferred Assets"):

     A. Any and all fixtures, leasehold improvements, furnishings, office furniture, office equipment, computer hardware and software, machinery, equipment, molds, tooling, materials, supplies, in-plant vehicles and trucks and other tangible personal property of every kind, nature and description owned by Seller and utilized or usable in connection with the Seller's Business, including but not limited to all items more particularly described on Exhibit 1.1(A) attached hereto and made a part hereof, and any additions to or replacements of such fixtures, leasehold improvements, furnishings, office furniture, office equipment, computer hardware and software, machinery, equipment, molds, tooling, materials, supplies, in-plant vehicles and trucks, and other tangible personal property of every kind, nature and description acquired prior to the Closing by Seller and utilized or usable in connection with the Seller's Business ("Equipment");

     B. All raw materials, components, work-in-process, finished products, packaging materials, stores and supplies, spare parts and samples (collectively, "Inventories") owned by Seller that on the Closing Date (as defined in Section 1.7) wherever located and all other Inventory wherever located on the Closing Date that is utilized or usable in the Seller's Business;

     C. All accounts receivable of Seller which arise from the operation of the Seller's Business in existence on the Closing Date including but not limited to those accounts receivable more particularly described on Exhibit 1.1(C) attached hereto and made a part hereof ("Accounts Receivable");

     D. All prepaid expenses and other assets of Seller (and all rights appertaining thereto) relating to the operation of the Seller's Business in existence on the Closing Date including without limitation those listed on
Exhibit 1.1(D) attached hereto and made a part hereof ("Prepaid Assets");

     E. All know-how, formulae, manufacturing procedures and analytical work, technological information, processes, trade secrets, invention records, designs, drawings, specifications, part lists and descriptions, related instructions, operation sheets, plans, costs, studies, competitive studies, manuals and data owned by Seller and used or usable by Seller in Seller's Business ("Technology");

     F. All sales records, market studies, advertising and promotional literature, customer lists, customer history and procedures, including all information regarding past customers, business records, accounting and financial records, logs, files and books, supplier lists, sales representation lists, mailing lists, computer and electronic data processing material, personnel records, correspondence and other business records of Seller which relate to the Seller's Business ("Records");

     G. Subject to the terms and conditions of Section 4.12, all rights and incidents of interest of Seller in all oral or written contracts, permits, licenses, consents, franchises, commitments and other agreements in existence on the Effective Date, entered into by Seller, including without limitation those listed on Exhibit 1.1(G) attached hereto and made a part hereof ("Contracts") excluding the "Retained Contracts" as hereinafter defined;

     H. All leases pursuant to which Seller leases real property, as set forth in Exhibit 1.1(H) attached hereto and made a part hereof ("Leases") and all of the Seller's rights as of the

Effective Date in all of the structures, fixtures and improvements located thereon;

     I. All equipment leases or licenses pursuant to which the Seller leases or licenses personal property or equipment used or usable in the Seller's Business identified on Exhibit 1.1(I) attached hereto and made a part hereof ("Equipment Leases");

     J. The right to use all of the current telephone numbers of Seller, all yellow page advertisements and listings, all trade journal advertisements and listings and all advertisements and slogans relating to Seller's Business;

     K. All letters patent, patent applications, inventions upon which patent applications have not yet been filed, copyrights, copyright registrations, trademarks, trademark registrations and applications therefor, trade names, service marks, or other marks, of Seller relating to the Seller's Business ("Proprietary Rights");

     L.  All goodwill associated with the foregoing assets;

     M.  Seller's name and all other names owned by Seller;

     N. All other tangible and intangible assets of every kind or character, real or personal, wherever located, owned by Seller and used or usable in connection with the Seller's Business.

     Section 1.2  Purchase Price.  In consideration of the Transfer of the
                  --------------
Transferred Assets and the assumption of the Assumed Liabilities, Buyer shall pay to Seller in cash at the Closing, and Seller shall accept from Buyer, Three Million One Hundred Thousand and No/100 Dollars ($3,100,000.00) subject to adjustment pursuant to Section 1.3.A. (the price as so determined, the "Purchase Price").

     Section 1.3  Cash Adjustments.
                  ----------------

     A. If during the period from October 1, 1994 through December 31, 1994, the cash expenditures of Seller exceed Seller's cash receipts, then the amount of such deficit cash shall be added to the purchase price and be paid by Buyer in cash at the Closing.

     B. During the period between the Effective Date (as hereinafter defined) and the Closing Date (the "Interim Period"), Seller will operate Seller's Business for the benefit of Buyer. During the Interim Period, Seller's cash receipts will be collected for the benefit of Buyer and Seller's cash disbursements in the ordinary course of business will be chargeable against Buyer. To the extent Seller's cash receipts during the Interim Period exceed Seller's cash disbursements (the "Excess Cash"), Seller shall pay the amount of the Excess Cash to Buyer in cash at the Closing. To the extent Seller's cash disbursements in the ordinary course of business during the Interim Period exceed Seller's cash receipts ("Cash Deficit"), then Buyer shall pay the amount of the Cash Deficit to Seller in cash at the Closing.

     Section 1.4  Allocation.  Seller and Buyer agree upon the allocation of the
                  ----------
total purchase price for the Transferred Assets (including the Purchase Price and the Assumed Liabilities) as set forth on Exhibit 1.4 attached hereto and made a part hereof (the "Allocation"). Buffton and Buyer each agree to timely file, or cause to be filed, Form 8594 with the Internal Revenue Service for the taxable year that includes the date of purchase of the Transferred Assets hereunder in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder; and to report and allocate the Purchase Price on Form 8594 and on any tax returns (as hereinafter defined) consistent with the Allocation.

     Section 1.5  Assets Not Transferred.  Nothing contained  in this Agreement,
                  ----------------------
except as otherwise specifically provided for herein, shall operate as a Transfer to Buyer of any of the assets and rights listed or described on Exhibit
1.5 attached hereto and made a part hereof ("Excluded Assets"):

     Section 1.6  Buyer's Assumption of Certain Liabilities and Obligations.
                  ---------------------------------------------------------

     A. From and after the Effective Date Buyer shall assume (i) all oral and written contracts, obligations and commitments of Seller entered into by Seller and in existence on the Effective Date, including without limitation the Contracts listed on Exhibit 1.6 hereof (the "Contract Liabilities"), excluding only the Retained Contracts, as hereinafter defined; and (ii) all trade payables and accrued liabilities of Seller in existence on the Effective Date, including without limitation the trade payables and accrued liabilities listed on Exhibit
1.6 (the "Trade Liabilities"). The Contract Liabilities and Trade Liabilities are hereinafter referred to collectively as the "Assumed Liabilities."

     B. In the event the Trade Liabilities specifically listed on Exhibit 1.6 hereof aggregate less than $800,000.00, then

Buyer agrees to pay to Seller at the Closing in cash, an amount equal to the difference between $800,000.00 and the actual aggregate amount of the Trade Liabilities specifically listed on Exhibit 1.6 hereof. In the event the Trade Liabilities specifically listed on Exhibit 1.6 hereof exceed $800,000.00, Seller shall pay to Buyer at the Closing in cash an amount equal to the difference between the aggregate amount of the Trade Liabilities specifically listed on
Exhibit 1.6 hereof and $800,000.00. Seller shall have no liability to Buyer with respect to any Trade Liabilities assumed by Buyer not specifically listed on Exhibit 1.6 hereof and Buyer shall pay and be responsible for same.


     C. With respect to the Trade Liabilities being assumed by Buyer, Buyer shall pay the Trade Liabilities when due in accordance with their respective terms. A schedule of all Trade Liabilities and the payment due date for each is attached hereto as Exhibit 1.6. Buyer agrees to keep separate reports with respect to the payment and remaining balance of the Trade Liabilities listed on
Exhibit 1.6 and to deliver to Buffton and Seller copies of Buyer's reports, until all Trade Liabilities have been paid. Should Buyer fail to pay any of the Trade Liabilities, the Buffton Companies shall be fully indemnified against any losses resulting therefrom, under Section 3.8(ii) hereof; and Buyer hereby agrees to pay and be responsible for all losses, costs and expenses (including attorneys' fees) incurred by any creditor owning a Trade Liability in connection with collection efforts with respect to a

Trade Liability.  Moreover, in the event any Trade Liability listed on Exhibit
1.6 has not been paid by Buyer in full or in part for any reason whatsoever (including without limitation by reason of negotiated discount or reduction, issuance of credit memo or lack of diligence on the part of the creditor) within 120 days from the Effective Date, then Buyer shall assign such unpaid liability to Seller and pay to Seller the full face amount of such unpaid liability immediately upon the expiration of such 120 day period.

     D. Buyer is not assuming the obligations of Seller under the contracts, instruments and agreements listed on Exhibit 1.6(D) attached hereto and made a part hereof (collectively the "Retained Contracts"). Buyer is not assuming any liability for federal and state income taxes of Seller either prior to or after the Closing. Buyer is not assuming any liabilities of Seller under either Buffton's 401(k) Plan or under Buffton's Employee Stock Purchase Plan.

     Section 1.7  Closing Date and Effective Date.  The purchase and sale of the
                  -------------------------------
Transferred Assets under this Agreement shall take place on January 13, 1995 (the "Closing Date") at 10:00 a.m. at the offices of McLean & Sanders, 100 Main Street, Fort Worth, Texas 76102, and shall be deemed effective as of 11:59 p.m. on December 31, 1994 (the "Effective Date"). The actual closing shall be referred to as the "Closing."

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Section 2.1  Representations and Warranties of Buffton and Seller.  Each of
                  ----------------------------------------------------
Buffton and Seller (referred to collectively as the "Buffton Companies"), jointly and severally represent and warrant to Buyer as follows:

     A.  Due Organization and Good Standing.  Each of the Buffton Companies are
         ----------------------------------
(a) corporations duly organized, validly existing, and in good standing under the laws of their respective states of incorporation, (b) are qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the nature and extent of its business and property makes such qualification necessary, and (c) have the requisite corporate power and authority to carry on their businesses as presently conducted and to own, operate and lease the properties and assets now owned and operated by each of them.

     B.  Authority.  The execution of this Agreement by each of the Buffton
         ---------
Companies and the delivery hereof to Buyer, and the performance by each of the Buffton Companies of their respective obligations hereunder, including without limitation the transfers, conveyances, assignments, deliveries and other agreements to be executed pursuant hereto or in connection herewith or contemplated hereby are within each of the Buffton Companies' powers, have been duly authorized by all necessary corporate action of each such entity (including authorization of the Board of Directors and where necessary the shareholder(s)), have received all necessary governmental approvals and do not and will not contravene or conflict with any provision of law or of the charter or bylaws of any of the Buffton Companies, and each of the Buffton Companies have full right, power, and authority to execute this Agreement and to consummate the transactions contemplated herein. No other corporate proceedings and no further corporate action are necessary on the part of any of the Buffton Companies to make this Agreement or any other agreement or instrument to be executed pursuant hereto or in connection herewith authorized, legal, valid and binding upon each of the Buffton
Companies in accordance with its terms.

     C.  Validity and Binding Nature.  This Agreement is, and the documents and
         ---------------------------
agreements executed and delivered by each of the Buffton Companies pursuant to the terms hereof, when duly executed and delivered by all parties whose execution and delivery thereof is required, will be legal, valid, and binding obligations of each of the Buffton Companies enforceable against each of the Buffton Companies in accordance with and to the extent of their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

     D.  Title.  Seller has, and following the Closing, Buyer will have, good
         -----
and marketable title to the Transferred Assets, free and clear of any title defects or objections, mortgages, pledges, liens, claims, or encumbrances of any nature whatsoever.

     E.  No Default.  (a)  Except as set forth in Exhibit 2.1(E)(a) hereof, each
         ----------
of the Buffton Companies (i) is not in default under, or in violation of any provision of, its charter or bylaws, or (ii) has not received any notice that it is in violation of any law, ordinance, rule, regulation or directive of any federal, state, county, city or other government, governmental department, bureau, agency or other body, pertaining or relating to its business, Seller's Business or the Transferred Assets or the operation thereof.

         (b) Except as set forth in Exhibit 2.1(E)(b), neither the execution and delivery of this Agreement or any other agreement or instrument to be executed and delivered pursuant hereto or in connection herewith by any of the Buffton Companies nor the fulfillment of nor the compliance with the terms and provisions hereof or thereof, nor the consummation of the transactions contemplated hereby or thereby, will (i) result in a breach of any terms, conditions or provisions of, constitute a default or an event which, with notice or lapse of time or both, would constitute a default under, or result in a violation or termination of, or conflict with or give any third party the right to accelerate the performance provided by the terms of (1) any contract, agreement, indenture, mortgage, lease, license or other agreement or instrument to which any of the Buffton Companies is a party or by which any of them or any of their assets or properties are bound, (2) any provision of any law, rule, regulation, order, judgment or decree to which any of the Buffton Companies are subject or by which any of them or their respective assets or properties are bound or (3) the charters or bylaws of any of the Buffton Companies or (ii) result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever upon, or give to others any interest or rights, including rights of termination or cancellation, in, or with respect to, any of the Transferred Assets.

     F.  Third-Party and Governmental Consents.  Except as specifically
         -------------------------------------
described in Exhibit 2.1(F) hereto no consent, authorization, approval or order, license, certificate or permit from or registration, declaration or filing with, any governmental authority or any court or other tribunal or any other person, firm or entity, is required to be obtained or made by or with respect to any of the Buffton Companies in connection with the execution, delivery and performance of this Agreement or of any other agreement to be executed and delivered by any of the Buffton Companies pursuant hereto or in connection herewith or the consummation of the transactions contemplated hereby or thereby, including any federal, state or local environmental permits or licenses nor is any such consent, authorization, approval, order, license, certificate or permit required under any contract, indenture, mortgage, lease, license, or other agreement or instrument to which any of the Buffton Companies is a party or by which any of the Buffton Companies or any of their assets or properties are subject or bound.

     G.  Litigation.  Except as set forth in Exhibit 2.1(G) hereto, there are no
         ----------
claims, actions, suits, proceedings or governmental investigations pending or, threatened against or affecting Seller's Business or the Transferred Assets, at law or in equity, before or by any federal, state, municipal or other court, governmental department, commission, board, agency or instrumentality, and none of the Buffton Companies after due inquiry, know of any factors or circumstances which might give rise to any of the foregoing. Except as set forth in Exhibit 2.1(G) hereto, there is no order, writ, injunction or decree of any court or any federal, state, municipal or local agency or instrumentality affecting the Seller's Business or the Transferred Assets, and none of the Buffton Companies are in default with respect to any order of any federal, state, municipal or other court, department, commission, board, agency or instrumentality.

     H.  Equipment.  The particular items of the Equipment have been owned by
         ---------
Seller and in operation for varying lengths of time and constitute used equipment. Accordingly, the Equipment is being sold, AS IS, WHERE IS.

     I.  Contracts.  Seller has supplied Buyer with a  true and correct copy of
         ---------
each Contract material to the conduct of the Seller's Business or the operation or use of the Transferred Assets, together with any amendments, waivers or other charges thereto made prior to the date hereof. Other than as disclosed in
Exhibit 2.1(I) attached hereto, there are no material written or oral contracts, agreements, commitments or understandings relating to the Seller's Business or to which Seller is a party, by which Seller is directly or indirectly bound, or to which any of the Transferred Assets are or may be subject, except for agreements relating to Excluded Assets and/or the Retained Contracts.

     J.  Sales Representatives.  To the knowledge of the Buffton Companies after
         ---------------------
due inquiry, attached hereto as Exhibit 2.1(P) and made a part hereof is a true and complete list (including names and addresses) of each written sales or manufacturer's representative or distributor who represents Seller in connection with the sale of Products.

     K.  No Broker.  None of the Buffton Companies has dealt or negotiated with
         ---------
any broker in connection with this transaction

     L.  Proprietary Rights.  To the best of Seller's knowledge and belief, set
         ------------------
forth in Exhibit 2.1(L) annexed hereto is a list of all Proprietary Rights of Seller.

     M.  Taxes.  All tax reports and return required to be filed or are under
         -----
valid extension with respect to Seller's business and operations (except for returns not yet due) have been filed. All taxes and other charges required to be paid with respect to Seller's business and operations to any federal, state, local or foreign taxing authority (including, without limitation, those due in respect of properties, income, franchises, licenses, sales or payrolls) for all periods to and including December 31, 1994, have been or will be duly paid by Seller except for those taxes being assumed by Buyer pursuant to Section 1.6 hereof; and there are no tax liens upon any property or assets of Seller except liens for current taxes net yet due.

     N.  Employee Benefit Plans.  Except as set forth in Exhibit 2.1(N), Seller
         ----------------------
does not have any bonus, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, or any other employee benefit plan, arrangement or practice, whether written or unwritten, including, without limitation, any "employee pension benefit plan" or "employee welfare benefit plan" within the meaning of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations thereunder ("Benefit Plans").
All contributions required to be made to each Benefit Plan under the terms of such Benefit Plan, ERISA, or other applicable law have been timely made. Each Benefit Plan is in material compliance, and has been in material compliance in the past, in form and operation, with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended, and other applicable law. If any Benefit Plan were to be terminated on the day prior to the date of the Closing Date, no liability under ERISA would be incurred by Buyer and all benefits accrued to such day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the regulations governing the Benefit Plan. No Benefit Plan has any liability of any nature, accrued or contingent, including without limitation liabilities for federal, state or local taxes, other than for routine payments to be made in due course to participants and beneficiaries.

     O.  Representations and Warranties True; No Misleading Statements.  All of
         -------------------------------------------------------------
the representations and warranties set forth in this Section 2.1 shall be true and correct as of the Closing Date. The representations and warranties made herein in connection with the sale of the Transferred Assets do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Provided, however, Buyer acknowledges and agrees that it shall not constitute a breach of any warranty or inaccuracy of any representation of the Buffton Companies hereunder if (i) any action taken or not taken by Russell J. Sarno as President of Seller or by any other employee of Seller prior to the Closing Date renders or causes any representation or warranty to be or to become inaccurate; and/or (ii) to the extent Buyer or any of its officers, directors, shareholders or employees have knowledge or should have knowledge of facts or circumstances which render or cause any representation or warranty to be or to become inaccurate.

     Section 2.2  Representations and Warranties of Buyer.  Buyer represents and
                  ---------------------------------------
warrants to the Buffton Companies as follows:

     A.  Organization and Standing.  Buyer is a corporation duly organized,
         -------------------------
validly existing, and in good standing under the laws of the state of California, and is qualified to do business as a foreign corporation in each jurisdiction in which a failure to qualify would have a material adverse effect on Seller.

     B.  Authority.  The execution of this Agreement by Buyer and the delivery
         ---------
hereof to the Buffton Companies, and the consummation by Buyer of the transactions contemplated herein, are within Buyer's powers, have been duly authorized by all necessary corporate action of Buyer (including authorization of the Boards of Directors), have received all necessary governmental approvals and do not and will not contravene or conflict with any provision of law or of the charter or bylaws of Buyer, and Buyer has full right, power, and authority to execute this Agreement and to consummate the transactions contemplated hereby.

     C.  Validity and Binding Nature.  This Agreement is, and the documents and
         ---------------------------
agreements executed and delivered by Buyer pursuant to the terms hereof, when duly executed and delivered by all parties whose execution and delivery thereof is required, will be legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

     D.  No Restrictions Against Purchase of the Transferred Assets.  Neither
         ----------------------------------------------------------
the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a breach of any of the terms or provisions of, constitute a default or an event which, with notice or lapse of time or both, would constitute a default under, the charter or bylaws of Buyer or under any agreement or instrument to which Buyer is a party, or by which Buyer may be bound. Except as listed or described on Exhibit 2.2(D), no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

     E.  No Broker.  Buyer has not dealt or negotiated with any broker in
         ---------
connection with this transaction.

     F.  No Reliance.  Since April 1, 1984, certain of Buyer's shareholders,
         -----------
officers and directors have served as the principal executive officers of Seller, and in such capacities had total control over the operations of Seller. Accordingly, Buyer acknowledges and agrees that it is relying upon its own knowledge and investigation with respect to any and all aspects of the operations, assets, liabilities and obligations of Seller; and further acknowledges that no representations or warranties are being made by Seller except for those specifically set forth in Section 2.1 hereof.

     G.  Representations and Warranties True; No Misleading Statements.  All the
         -------------------------------------------------------------
representations and warranties set forth in Section 2.2 are true and correct as of the Closing Date. The representations and warranties made herein do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     Section 2.3  Survival of Representations and Warranties.  All of the
                  ------------------------------------------
representations and warranties of the parties set forth in this Agreement shall be true as of the Closing Date and any cause of action, whenever accruing, arising therefrom shall survive the Closing Date and the dissolution or liquidation of the Buffton Companies or of the Buyer, and shall terminate upon the expiration of a period of two years from the Closing Date; provided, however, that all covenants, representations, warranties and agreements made by the parties hereto with respect to tax liability, employee claims or benefit plans or litigation shall remain effective until the expiration of the applicable statute of limitation periods with respect to any such claims.

                                  ARTICLE III
                         COVENANTS AND OTHER AGREEMENTS
                         ------------------------------

     Section 3.1  Access and Information.  Seller has given to Buyer and to
                  ----------------------
Buyer's counsel, accountants and representatives full and free access during normal business hours throughout the period prior to the Closing, to all of the employees, facilities, Transferred Assets and the books, contracts, commitments and records relating to Seller so as to afford Buyer full opportunity to make such review, examination and investigation of the Seller's Business as Buyer may desire to make, including without limitation an environmental evaluation of the Seller's Business and the Seller's Premises, and has furnished to Buyer during such period all information concerning Seller as Buyer has reasonably requested.
Buyer has been permitted to make extracts from or to make copies of such books and records as they deemed reasonably necessary in connection therewith. Seller promptly furnished or caused to be furnished to Buyer such financial and operating data and other information as Buyer reasonably requested.

     Section 3.2  Taxes and Fees.  (a) All applicable sales, transfer,
                  --------------
documentary, use, filing, and other taxes and fees including all recording or filing fees, notarized fees and similar costs that may be due and payable as a result of the conveyance, assignment, transfer, or delivery of the Transferred Assets shall be borne by Buyer.

     Section 3.3  Post Closing Assistance and Agreements.
                  --------------------------------------

     A. All of Seller's books and records pertaining to the Seller's Business and the Transferred Assets shall be delivered to Buyer on the Closing Date. Following the Closing, Buyer agrees, upon reasonable notice to Buyer, to grant to Seller and its representatives access to the financial, accounting personnel and production books and records of Seller relating to operations prior to the Closing, during normal hours for reasonable periods of time, to enable the Buffton Companies to prepare defenses, discovery, responses, reports, documents and/or returns required of the Buffton Companies by any federal, state or local taxing authority or any other governmental agency, including without limitation, the Internal Revenue Service or the Securities and Exchange Commission or in connection with any administrative, legal or judicial proceeding. Further, Buyer agrees to assist Seller in the preparation of any such items upon the request of Seller.

     B. Except as otherwise provided herein, Buyer agrees to maintain and preserve the books and records described in Section 3.3.A. following the Closing for a period of five (5) years from the Closing Date. Should Buyer, during or after such five (5) year period, desire to dispose of any such records, Buyer agrees to first notify Buffton of its intention to dispose of the same and Buffton shall have the opportunity to take possession of such books and records within a reasonable period of time as stated in Buyer's notice.

     Section 3.4  Employment Arrangements.
                  -----------------------

     A. With respect to employees that are not subject to an employment contract, Buyer shall offer employment to each of the employees of Seller in substantially the same capacity, at the same annual salary or compensation arrangement and on terms and conditions of employment that are substantially comparable in the aggregate to those in which an employee of Buyer would be entitled or, at the sole discretion of Buyer, to which an employee of Seller would be entitled on the date hereof; provided however, that nothing in this paragraph (a) shall (i) prohibit Buyer from terminating any such employee after the Closing or (ii) change the status of any "at-will" employment relationship. With respect to employees that are subject to an employment contract, Buyer shall be bound by the terms of the employment contract, if assigned and assumed herein, and upon expiration of said employment contract, employee is subject to the provisions contained herein.

     B. Seller and Buyer agree that, pursuant to the "Alternative Procedure" provided in Section 5 of Revenue Procedure 84-77, 1984-2 Cumulative Bulletin 753, with respect to filing and furnishing the Internal Revenue Service Forms W-2, W-3, and 941, (i) Seller and Buyer shall report, on a "predecessor-successor" basis as set forth therein, (ii) Seller shall be relieved from furnishing Forms W-2 to the Transferred Employees and (iii) Buyer shall assume the obligations of Seller to furnish such forms to such employees for the full 1994 and 1995 calendar years.

     C. The term "Transferred Employees" shall mean the employees who accept Buyer's offer of employment as described in paragraph (A) above.

     Section 3.5  Product Warranty and Product Liability Claims.  Buyer shall
                  ---------------------------------------------
assume responsibility for remedying Product Warranty Claims and for defending and paying all Product Liability Claims arising, accruing, or asserted prior to and following the Closing Date with respect to products produced or sold by Seller prior to and after the Closing Date, regardless of the availability to Buyer of insurance coverage with respect to any such claim and regardless of whether such claims are known or unknown at this time. Buyer agrees to maintain general and product liability insurance in effect for at least three years following the Closing of at least $1,000,000.00 primary coverage, with an umbrella of $9,000,000.00, and to always name Buffton and Seller as additional insureds under such insurance policies. Initially, the insurance coverage shall be that described on Exhibit 3.5 hereof. Buffton agrees to pay the sum of $30,000.00 to Buyer to enable Buyer to purchase the retroactive coverage to October 1, 1990 under the general liability policy described on Exhibit 3.5.

     Section 3.6  Bulk Sales Laws.
                  ---------------

     A. Buyer hereby waives compliance with any and all bulk sales laws applicable to the sale of the Transferred Assets.

     B. The Buffton Companies agree to and do hereby indemnify, save and hold harmless Buyer from and against any losses, damages or liabilities (including court costs and reasonable attorneys' fees) asserted against or incurred by Buyer as a result of the Buffton Companies' failure to pay any creditor of Seller whose obligation is not an Assumed Liability.

     Section 3.7  The Buffton Companies' Indemnity.  The Buffton Companies,
                  --------------------------------
jointly and severally, hereby agree to pay on behalf of, indemnify fully, hold harmless and defend Buyer, its officers, directors, shareholders, successors and assigns (collectively the "indemnified parties"), from and against all demands, claims, actions or causes of action, assessments, losses, damages, costs and other liabilities (including without limitation reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses) (collectively "Losses") asserted against or incurred by the indemnified parties, directly or indirectly, arising out of or in connection with any of the following:

          (i) except to the extent such warranty or representation has expired or such claim is barred by limitations pursuant to Section 2.3, or negated by
Section 2.1(O), the breach of any warranty or the inaccuracy of any representation of the Buffton Companies contained in Section 2.1 hereof;

         (ii) any breach or failure by the Buffton Companies to perform any of the covenants, agreements or obligations under this Agreement or any other agreement or instrument executed and delivered by or on behalf of the Buffton Companies in connection herewith;

        (iii) the assertion by any third party against Buyer of a claim relating to a Retained Contract;

         (iv) any federal or state income tax for the periods through December 31, 1994; and

          (v) any claim of any employee of Seller or any other person, arising out of or relating to the Benefit Plans described in items 1 and 2 in
Exhibit 2.1(N) or the operation or termination of such Benefit Plans.

     Provided, however, the Buffton Companies' liability under Section 3.7 (i) shall be limited to only those Losses incurred by the indemnified parties, which are over and above Losses which in the aggregate equal Ten Thousand and No/100 Dollars ($10,000.00). In addition, the Buffton Companies will indemnify and hold harmless the indemnified parties from, for and against any costs and expenses (including attorneys' fees) which it may suffer or sustain seeking to enforce the indemnified obligation of the Buffton Companies hereunder).

     Buyer agrees to promptly (no more than 30 days after receipt of such claim) notify the Buffton Companies of all facts and circumstances with respect to any third party claim which may give rise to a claim for indemnification hereunder. Such notice will describe such claim in reasonable detail. The Buffton Companies shall be provided an opportunity to deal directly with such third party and, at its option, to settle or control the defense of the litigation of such claim, including but not limited to the appointment of counsel reasonably acceptable to Buyer, provided that the Buffton Companies proceed in good faith, expeditiously and diligently. Buyer agrees to cooperate with the Buffton Companies and, upon the request of the Buffton Companies, assist the Buffton Companies, at the Buffton Companies' expense, in the conduct of such defense.

     Section 3.8  Buyer's Indemnity.  Buyer hereby agrees to pay on behalf of,
                  -----------------
indemnify fully, hold harmless and defend the Buffton Companies, their officers, directors, shareholders, successors and assigns (collectively the "indemnified parties"), from and against all demands, claims, actions or causes of action, assessments, and Losses (including without limitation reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses) asserted against or incurred by the indemnified parties, directly or indirectly, arising out of or in connection with any of the following:

          (i) except to the extent such warranty or representation has expired or such claim is barred by limitations pursuant to Section 2.3, or otherwise, the breach of any warranty or the inaccuracy of any representation of Buyer contained in or made pursuant to Section 2.2 hereof;

         (ii) any breach or failure by Buyer to perform any of the covenants, agreements or obligations contained in this Agreement or any other agreement or instrument executed and delivered by or on behalf of Buyer in connection herewith, including without limitation the payment and/or performance by Buyer of the Assumed Liabilities; and

        (iii) the assertion by any third party against the Buffton Companies of any claim, liability or obligation relating to or arising out of the operation by Buyer of the Seller's Business or the Transferred Assets accrued after the Closing Date.

     Provided, however, Buyer's liability under Section 3.8(i) shall be limited to only those Losses incurred by the indemnified parties, which are over and above Losses which in the aggregate exceed the sum of Ten Thousand and No/100 Dollars ($10,000.00). In addition, Buyer will indemnify and hold harmless the indemnified parties from, for and against any costs and expenses (including attorneys' fees), which it may suffer or sustain in seeking to enforce the indemnified obligations of Buyer hereunder.

     The Buffton Companies agree to promptly (no more than 30 days after receipt of such claims) notify Buyer of all facts and circumstances with respect to any third party claim which may give rise to a claim for indemnification hereunder. Such notice will describe such claim in reasonable detail. Buyer shall be provided an opportunity to deal directly with such third party and, at their option, to settle or control the defense of the litigation of such claim, including but not limited to the appointment of counsel, reasonably acceptable to the Buffton Companies, provided, that Buyer proceed in good faith, expeditiously and diligently. The Buffton Companies agree to cooperate with Buyer and, upon the request of Buyer, assist Buyer, at Buyer's expense, in the conduct of such defense.

     Section 3.9  Environmental Matters.
                  ---------------------
     A.  Definitions.  For purposes of this section, the terms set forth below
         -----------
shall have the following meanings:

     "Environmental Claim" shall mean any accusation, allegation, notice of violation, claim, demand, abatement or other order or directive (conditional or otherwise), judgment, lien or other assessment by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties, or restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or non-accidental leaks or spills), of, or exposure to, or Release of any Hazardous Material, odor or audible noise in, into or onto the environment, including, without limitation, the air, groundwater, surface water or any surface or subsurface strata, at, in, by, from, or related to the Seller's Premises, (ii) the transportation, storage, treatment or disposal of any Hazardous Material in connection with the operation of the Seller's Premises or (iii) the violation, or alleged violation, of any applicable Environmental Laws or any Permits.

     "Environmental Laws" shall mean all applicable federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). As used herein
Environmental Laws shall include, but not be limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended
(42 U.S.C. (S) 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation
                    -- ---
Act, as amended (49 U.S.C. (S) 1801 et seq.); the Federal Insecticide,
                                    -- ---
Fungicide, and Rodenticide Act, as amended (7 U.S.C. (S) 136 et seq.); the
                                                             -- ---
Resource Conservation and Recovery Act, as amended (42 U.S.C. (S) 6901 et seq.)
                                                                       -- ---
("RCRA"); the Toxic Substances Control Act, as amended (15 U.S.C. (S) 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. (S) 740 et seq.); the
- - - -- ---                                                     -- ---
Federal Water Pollution Control Act, as amended (33 U.S.C. (S) 1251 et seq.);
                                                                    -- ---
and the Safe Drinking Water Act, as amended (42 U.S.C.  300f et seq.), and any
                                                             -- ---
and all regulations promulgated thereunder, but excluding the Occupational Safety and Health Act, as amended (29 U.S.C. (S) 651 et seq.) ("OSHA"); and all
                                                     -- ---
applicable analogous state and local counterparts, equivalents, or similar statutes or ordinances, rules or regulations, including, without limitation, the California Health & Safety Code (S) 1 et seq, as amended, and any transfer
                                          -- ---
of ownership notification or approval statutes.

     "Environmental Permit" shall mean any permit, approval, authorization, license, variance, or permission required by a governmental authority under any applicable Environmental Laws.

     "Hazardous Material" shall mean, collectively, any (a) petroleum or petroleum products, or derivative or fraction thereof, flammable material, explosives, radioactive materials (including radon gas, other than that which is naturally occurring), asbestos in any form that is or could become friable, urea formaldehyde foam insulation ("UFI"), and polychlorinated biphenyls ("PCBs"), and (b) any chemical, material or substance, (i) which is now or hereafter becomes defined as or included in the definition of "hazardous substances," hazardous wasters," "hazardous materials," "toxic substances," "restricted hazardous wastes," "contaminants," "pollutants" or words of similar import under any applicable Environmental Laws of (ii) the emission, discharge, release, storage, transport, disposal, management, handling or use of which is required under or subject to any applicable Environmental Laws.

     "Release" shall mean any release, spill, emission, abandonment of any container or receptacle containing any Hazardous Material, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the environment, or into or out of any property owned, leased or used by Seller, including the movement or migration, gradual or otherwise, of any Hazardous Material through or in the air, soil, surface water, groundwater, or land surface or subsurface strata or formation.

     "Remedial Action" shall mean all actions required under Environmental Laws and all reasonable voluntary efforts to (1) clean up, remove, treat, monitor or in any other way address the Release of any Hazardous Material in the environment; (2) prevent the further Release or threat of further Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare of the environment; or (3) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Release or any threatened Release.

     "Seller's Premises" shall mean the facility located at 3210 Winona Avenue, Burbank, California and the Leased Premises covered by the Lease (as defined in Section 3.10 hereof) at 1251 N.E. 48th Street, Pompano Beach, Florida.

     B.  Indemnification of Seller.  Buyer hereby agrees to pay on behalf of,
         -------------------------
indemnify fully, hold harmless and defend (with counsel acceptable to Buyer) Seller, its officers, directors, shareholders, affiliates, successors and assigns (collectively "Seller's Indemnified Parties"), from and against all demands, claims, actions or causes of action, assessments, losses, damages, costs and other liabilities (including without limitation reasonable attorneys' and experts' fees and expenses, court costs and all other out-of-pocket expenses) asserted against or incurred by Seller's Indemnified Parties, directly or indirectly, arising out of or related to any Environmental Claim or Remedial Action which is attributable to the operations on Seller's Premises at any time prior to and/or subsequent to the Closing Date.

     Section 3.10  Payment of Lease Obligations.  Although Seller is not
                   ----------------------------
assigning to Buyer that certain Lease Agreement dated February 26, 1987, but effective December 29, 1986 (the

"Lease") covering the property located at 1251 N.E. 48th Street, Pompano Beach Florida, Buyer and Sarno, jointly and severally, agree to pay on behalf of Seller all of Seller's and Buffton's obligations under the Lease, and Buyer and Sarno, jointly and severally, hereby agree to indemnify fully, hold harmless and defend (with counsel acceptable to Buyer) Seller and Buffton, their officers, directors, shareholders, affiliates, successors and assigns (collectively "Seller's Indemnified Parties"), from and against all demands, claims, actions or causes of action, assessments, losses, damages, costs and other liabilities (including without limitation reasonable attorneys' fees and experts' fees and expenses, court costs and all other out-of-pocket expenses) asserted against or incurred by Seller's Indemnified Parties, directly or indirectly, arising out of or related to the Lease. In this regard, Buyer and Sarno, jointly and severally, agree to pay to Seller on a monthly basis an amount equal to Seller's obligation as tenant under the Lease. Currently, such obligation amounts to $35,320.00 per month. Accordingly, Buyer and Sarno, jointly and severally, agree to pay to Seller twenty-three (23) monthly payments of Thirty-Five Thousand Three Hundred Twenty and No/100 Dollars ($35,320.00) each (subject to adjustment as hereinafter set forth), payable on the 1st day of each month, beginning February 1, 1995 and ending on December 1, 1996. Seller and Buffton agree to use such payments to pay the obligations of Tenant under the Lease with such obligations to include, without limitation, rent, taxes and insurance. Seller and Buffton further agree to remit to Buyer on a monthly basis any sub-tenant rental income received by Seller for so long as Buyer and Sarno are making the monthly payments described above. Seller, Buffton, Buyer and Sarno agree that if for any reason Seller's monthly obligation under the Lease changes (for example, by virtue of an increase or decrease in taxes), Buyer's and Sarno's monthly payment shall be adjusted as appropriate. Further, if Seller's and Buffton's obligations and/or liabilities under the Lease terminate prior to December 29, 1996, then Buyer's and Sarno's obligations to make the monthly payments hereunder shall likewise terminate (except for any past due payment).

     Section 3.11  Attorneys' Opinions.
                   -------------------

     A. At the Closing, the Buffton Companies shall receive the opinion of Friedman & Phillips, counsel for Buyer, dated as of the Closing Date, which opinion of counsel shall be in the form of Exhibit 3.11 (A).

     B. At the Closing, Buyer shall receive the opinion of McLean & Sanders, counsel for the Buffton Companies, dated as of the closing Date, which opinion of counsel shall be in the form of Exhibit 3.11 (B).

     Section 3.12  Further Assurance.  Each party will execute and deliver, or
                   -----------------
cause to be executed and delivered, from and after the date hereof, such additional or further transfers, assignments, endorsements, and other instruments as any other party reasonably may request for the purpose of carrying out this Agreement.

     Section 3.13  Closing Procedure.  At the Closing, Buffton, Seller and
                   -----------------
Buyer, as the case may be, shall execute and deliver to the appropriate party the instruments and/or take the action described below:

     A.  Buffton shall:

         a. Execute and deliver the Agreement of Purchase and Sale (the "Agreement");

         b. Deliver Certificates of Corporate Resolutions of the Board of Directors of Buffton authorizing the transaction contemplated by the Agreement ; and

         c. Deliver the Consents described in Exhibit 3.13(A)(c) to the Agreement.

     B.  Seller shall:

         a.   Execute and deliver the Agreement;

         b. Execute and deliver a Bill of Sale transferring to Buyer the Transferred Assets owned by the Seller, which Bill of Sale shall be in a form and content satisfactory to Seller and Buyer and will deliver any other transfer documents necessary to transfer title to the Transferred Assets to Buyer, including, but not limited to assignment of patents, copyrights and trademarks;

         c. Execute and deliver an Assignment and Assumption Agreement covering the Assumed Liabilities, which Assignment and Assumption Agreement shall be in form and content satisfactory to Seller and Buyer; and

         d. Deliver certified Corporate Resolutions of its Board of Directors, and Shareholder, authorizing the transaction contemplated by the Agreement;

         e. Deliver the Consents described in Exhibit 3.13(B)(e) of the Agreement;

         f. Upon payment and receipt of the purchase price, deliver or cause Congress Financial Corporation and any other secured party to deliver Releases and/or Termination Statements releasing all security interests of Congress Financial Corporation or any other secured party in the Transferred Assets (excluding
              Lessors under Equipment Leases);

         g. Deliver a Certificate of Good Standing from its state of incorporation, dated within thirty days of the Closing Date;

         h. Copies of Amendment to Certificate of Incorporation of Seller changing the name of Seller from Flo Control, Inc.; and

         i. Any and all other documents and instruments reasonably requested by Buyer.

     C.  Buyer shall:

         a.   Execute and deliver the Agreement;

         b. Execute and deliver the Assignment and Assumption Agreement covering the Assumed Liabilities, which Assignment and Assumption Agreement shall be in form and content satisfactory to Buyer and Seller;

         c.   Deliver the Purchase Price to Seller in cash or by wire transfer;

         d. Deliver certified Corporate Resolutions of the Board of Directors of Buyer authorizing the transaction contemplated by the Agreement; and

         e. Deliver a Certificate of Good Standing from its state of incorporation, dated within thirty days of the Closing Date.

     D. At the Closing, the Buffton Companies shall cause McLean & Sanders to deliver the opinion described in Exhibit 3.11(B) hereof.

     E. At the Closing, Buyer shall cause Friedman & Phillips to deliver the opinion described in Exhibit 3.11(A) hereof.

          F. At the Closing, Sarno shall execute and deliver to Seller the Agreement.

          Section 3.15   Tax Refunds.  Seller is retaining all rights to any and
                         -----------
all tax refunds attributable to periods prior to the Effective Date. Buyer agrees to deliver to Seller any such tax refunds it might receive.

          Section 3.16   Non-Competition Agreement.  In order that Buyer shall
                         -------------------------
enjoy the benefits of the goodwill which the Seller enjoys, and recognizing that the covenants hereinafter set forth are not severable from such goodwill, the Buffton Companies agree that:

          A. For a period of three (3) years after the Closing Date, the Buffton Companies shall not directly or indirectly own, become interested in, or become involved in any manner whatsoever in any business which is similar to or competitive with any aspect of the business of the Seller conducted prior to the closing and which conducts business in any county in which the Seller conducted business prior to the Closing Date.

          B. For a period of three (3) years after the Closing, the Buffton Companies shall not solicit the employment of, either directly or indirectly, any employee employed by the Seller prior to the Closing.

          C. The Buffton Companies agree that they shall not disclose any trade secrets, customer lists or other confidential information regarding the business of the Seller to any third parties, unless required to do so by law or court order.

          D. The Buffton Companies acknowledge and agree that the remedy at law for any breach or threatened breach of any of the provisions of this Section
3.16 will be inadequate and, accordingly, the Buffton Companies covenant and agree that Buyer shall, in addition to any other rights or remedies which Buyer may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to the Buyer from any violation of such provisions.

          E. In the event that any of the provisions of this Section 3.16 shall be determined by a court of competent jurisdiction to be in violation of applicable law for any reason whatsoever, then any such provision or provisions shall not be deemed to be void, but shall be deemed to be automatically amended so as to comply with applicable law. In the event any of such provisions of this Section 3.16 shall be determined by a court of competent jurisdiction to be wholly or partially invalid, such determination shall not affect the binding effect of the other provisions of this Section 3.16 or any of the other provisions of this Agreement.

          F. Buyer acknowledges and agrees that it shall not be a breach of this provision for the Buffton Companies to hold a security interest in Seller's Secondary Containment Assets (which are being sold contemporaneously herewith) or to repossess and thereafter take such action as is necessary to operate such assets.

          Section 3.17   Change of Name.  Immediately following the Closing,
                         --------------
Seller shall change its name to any name not containing either the word "Flo" or "Control" or other words similar to or susceptible of confusion with the words "Flo" or "Control," or any combination or abbreviation thereof, by appropriate amendment to its certificate of incorporation. As soon as practicable following the change of Seller's name, Buyer shall change its name to "Flo Control, Inc." by appropriate amendment to its certificate of incorporation.

                                   ARTICLE IV
                               GENERAL PROVISIONS
                               ------------------
          Section 4.1    Amendment.  This Agreement may not be amended, modified
                         ---------
or altered, except pursuant to an instrument in writing signed by each of the parties hereto.

          Section 4.2    Assignment.  No party to this Agreement may assign its
                         ----------
rights or obligations hereunder without first obtaining the written consent of the other parties hereto; provided, however, that (a) nothing in this Agreement is intended to limit Buyer's ability to sell or to Transfer any or all of the Transferred Assets following the Closing Date and (b) Buyer may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate thereof or to any person or entity that acquires all or substantially all of the assets or voting stock of Buyer. In addition, Buyer may assign all of its rights hereunder to any lender of Buyer.

          Section 4.3    Expenses.  The Buffton Companies and Buyer will each
                         --------
pay their respective expenses, fees and costs incident to the preparation and execution of this Agreement, and except as otherwise expressly provided for herein, each party shall bear its respective expenses or fees involved in the preparation and delivery of all documents, reports and opinions required to be delivered by or on behalf of such party hereunder, whether or not the transactions contemplated hereunder are consummated, except that Buyer shall bear all filing fees incurred in any governmental filing required in connection with the transactions contemplated by this Agreement.

          Section 4.4    Entire Agreement.  This Agreement contains  the entire
                         ----------------
agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous written or oral agreements, negotiations, commitments and writings.

          Section 4.5    Rights.  Nothing in this Agreement shall be construed
                         ------
to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy, or claim under this Agreement.

          Section 4.6    Parties Bound.  This Agreement shall be binding upon
                         -------------
and inure to the benefit of each party hereto, its permitted assigns, and its successors in interest, and all assigns and successors in interest thereafter.

          Section 4.7    Governing Law.  This Agreement, including,  without
                         -------------
limitation, the interpretation, construction, validity and enforceability hereof, shall be governed by the laws (other than the conflict of law rules) of the State of California.

          Section 4.8    Attorneys' Fees.  Should any action at law or in equity
                         ---------------
(including any action for declaratory relief) be brought to enforce or interpret the provisions of this Agreement and/or any other agreement executed or delivered incident hereto, the prevailing party shall be entitled to recover its attorneys' fees from the other party or parties, which fees may be set by the Court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

          Section 4.9    Notices.  Any notice, consent or other communication
                         -------
given hereunder shall be in writing including by facsimile and shall be deemed to have been duly given when delivered either personally or by registered or certified mail, postage prepaid, or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the parties at the following addresses, or such other addresses as may be specified by notice given in accordance herewith:

          THE BUFFTON COMPANIES:    Buffton Corporation
                                    226 Bailey Avenue
                                    Suite 101
                                    Fort Worth, Texas 76107

          SARNO:                    Russell J. Sarno
                                    3210 Winona Avenue
                                    Burbank, California  91504

          BUYER:                    F. C. Acquisition, Inc.
                                    3210 Winona Avenue
                                    Burbank, California  91504

          Section 4.10   Headings, Exhibits, Exhibits.  The heading s of the
                         ----------------------------
various sections of this Agreement are included solely for the convenience of reference and are not intended to be full or accurate descriptions of the contents hereof. Any reference to Exhibits or Exhibits shall signify that such Exhibits or Exhibits are incorporated herein by reference.

          Section 4.11   Counterparts.  This Agreement may be executed in two or
                         ------------
more original counterparts, each of which may be deemed an original, and all of which together shall constitute one and the same instrument.

          Section 4.12   Agreements Not Assignable.
                         -------------------------

          A. To the extent that any of the Contracts, Leases or Equipment Leases to be transferred to Buyer pursuant hereto (all of such documents being referred to as "agreements" for purposes of this Section 4.12 only) are not assignable without the consent of another party, which consent shall not have been obtained prior to the Closing Date, this Agreement shall not constitute an assignment or an attempted assignment of such agreement if such assignment or attempted assignment would constitute a breach thereof or violation of any law or regulation.

          B. Notwithstanding anything contained in this Agreement to the contrary, Seller will not be obligated to transfer to Buyer any of its rights and obligations in and to any of the Contracts referred to in Section 4.12(A) without first having obtained all consents, approvals and waivers necessary for such Transfers; provided, however, that Seller shall only be required to obtain consents, approvals and waivers for those Contracts specified by Buyer prior to the Closing Date; provided further that Seller will use its best efforts to obtain such consents, approvals and waivers prior to the Closing Date and for a period of three (3) months after the Closing Date as specified by Buyer.

          C. To the extent that the consents, approvals and waivers referred to in Section 4.12(A) are not obtained by Seller, Seller will use its best efforts to (i) provide to Buyer the financial and business benefits of any Contract referred to in Section 4.12(A) and (ii) enforce, at the request of Buyer, for the account of Buyer, any rights of Seller arising from any such Contract (including without limitation the right to elect to terminate in accordance with the terms thereof upon the advice of Buyer).

          D. Subject to Section 4.12(A), Buyer will use its best efforts to perform the Seller's obligations arising under all Contracts referred to in
Section 4.12(A). If Buyer fails to use its best efforts so to perform such obligations as to any particular Contract, then Seller will have no obligation to Buyer under Section 4.12(A) with respect to such Contract unless and until such failure is substantially cured.

          Section 4.13   Interpretation.  Any pronoun used in this Agreement
                         --------------
shall be deemed to include singular and plural and masculine, feminine and neuter gender, as the case may be. Unless the context otherwise requires, (i) the words "herein," "hereof," and "hereunder" shall be deemed to refer to this entire Agreement, (ii) all references to Sections, Articles or Exhibits are to Sections, Articles or Exhibits of or to this Agreement, (iii) each term defined in this Agreement has the meaning assigned to it, (iv) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (v) "or" is disjunctive but not necessarily exclusive, and (vi) the terms "Subsidiary" and "Affiliate" have the meanings given to those terms in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended. All references to "$" or dollar amounts will be in lawful currency of the United States of America. Currency exchange rates against the United States Dollar will be the average of the closing rates as reported in the New York edition of the Wall Street Journal published on the business day immediately preceding the date hereof and will apply for all purposes of this Agreement notwithstanding subsequent changes in such currency exchange rates, except that all computations to be made as of the Closing Date will be based on such rates as of the close of business on the Closing Date.

          Section 4.14   No Third Party Beneficiaries.  Nothing expressed or
                         ----------------------------
implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto and their respective affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

          IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the day and year first above written.

          BUFFTON:            BUFFTON CORPORATION



                              By:_________________________________
                                    Robert H. McLean
                                    Chairman of the Board and/or
                                    President


          SELLER:             FLO CONTROL, INC.



                              By:_________________________________
                                    Robert H. McLean
                                    Chairman of the Board


          BUYER:              F. C. ACQUISITION, INC.



                              By:_________________________________



          SARNO:              ____________________________________
                              Russell J. Sarno


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